Exhibit 10.4

SUBORDINATION AGREEMENT

THIS SUBORDINATION AGREEMENT (“Agreement”) is entered into as of March 8, 2016, among Superior Drilling Products, Inc., a Utah corporation (“Superior”), Superior Drilling Solutions, LLC, a Utah limited liability company (“Drilling”), Hard Rock Solutions, LLC, a Utah limited liability company (“Hard Rock”), Extreme Technologies, LLC, a Utah limited liability company (“Extreme”, and together with Superior, Drilling and Hard Rock, “Borrower” or “Borrowers”), FEDERAL NATIONAL PAYABLES, INC., a Delaware corporation doing business as Federal National Commercial Credit (“Lender”) and the noteholder whose name and address is set forth on the signature page to this Agreement (hereinafter collectively called “Noteholder”).

WHEREAS, Lender has extended or agreed to extend financing to Borrower under a Loan and Security Agreement dated on or about March 8, 2016 (as amended, revised, restated, or supplemented from time to time, hereinafter referred to as the “Financing Documents”); and

WHEREAS, any and all indebtedness, liabilities, and obligations of every kind or nature, whether now existing or hereafter arising, due or to become due, matured or contingent, joint or several, of Borrower to Lender, including, without limitation, interest accruing after the commencement of bankruptcy or similar insolvency proceedings, is collectively referred to herein as the “Senior Debt”; and

WHEREAS, Borrower is indebted to Noteholder under a certain Founders Note dated on or about May 29, 2014, in the principal amount of $2,000,000.00 (as amended, revised, restated, or supplemented from time to time, hereinafter called the “Subordinated Note”); and

WHEREAS, any and all indebtedness, liabilities, and obligations of every kind or nature, whether now existing or hereafter arising, due or to become due, matured or contingent, joint or several, of Borrower to Noteholder including, without limitation, the Subordinated Note, and further including, without limitation, interest accruing after the commencement of bankruptcy or similar insolvency proceedings, is collectively referred to herein as the “Subordinated Debt”; and

WHEREAS, Lender is willing to enter into and provide financing to the Borrower under the Financing Documents subject to Noteholder entering into this Agreement.

NOW, THEREFORE, THIS AGREEMENT WITNESSETH, that in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Any terms not otherwise defined herein shall have the respective meanings ascribed to such terms in the Financing Documents.

2. The payment of any and all Subordinated Debt is expressly subordinated to the Senior Debt to the extent and in the manner set forth in this Agreement:

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(a) While the Senior Debt remains outstanding and any commitment to extend financing under the Financing Documents has not been terminated Borrower may not make and Noteholder may not receive or accept any payments or prepayments of any kind (by voluntary payment, acceleration, setoff or otherwise) of interest, principal, costs, fees or expenses with respect to the Subordinated Debt, without the prior written consent of Lender first obtained;

(b) In the event Noteholder at any time incurs any obligation to pay money to Borrower, Noteholder hereby irrevocably agrees that it shall pay such obligation in cash or cash equivalents in accordance with the terms of the contract governing such obligation and shall not deduct from or setoff against any amounts owed by the Noteholder to Borrower in connection with any such transaction any amounts Noteholder claims are due to it with respect to the Subordinated Debt.

(c) Notwithstanding anything in the Agreement or in Section (a) above, Borrower may make the following “Permitted Payments”: Borrower may make and Noteholder may receive and retain any payments of principal and/or interest, on an unaccelerated basis, in respect of the Subordinated Note in accordance with the terms of the Subordinated Note as in effect on the date hereof; provided, that no Event of Default shall have occurred and be continuing or will occur upon the making such Permitted Payment.

3. Any payments on the Subordinated Debt received by Noteholder in contravention of the terms of this Agreement or at any time that Noteholder is in violation of its undertakings or obligations under this Agreement shall be held in trust for Lender, and Noteholder will immediately turn over any such payments to Lender, without further notice or demand, in the form received, to be applied to the Senior Debt as determined by Lender.

4. Noteholder covenants and agrees that it shall not take or accept any liens or security interests in any property of Borrower, whether now owned or hereafter acquired, as security for the Subordinated Debt.

5. Until such time as the Senior Debt has been paid in full in cash and any commitment to make advances have been terminated Noteholder will not commence any lawsuit, action or proceeding of any kind against Borrower to recover all or any part of the Subordinated Debt.

6. Noteholder will not join with any creditor in bringing any proceeding against Borrower under any liquidation, conservatorship, bankruptcy, reorganization, rearrangement, or other insolvency law now or hereafter existing, unless and until the Senior Debt has been paid in full in cash and any commitment to make advances under the Senior Debt has been terminated.

7. In the event of any liquidation, conservatorship, bankruptcy, rearrangement, or other insolvency proceedings of Borrower, Noteholder will, at Lender’s request, file any claims, proofs of claim, or other instruments of similar character necessary to enforce the obligations, if any, of Borrower with respect to the Subordinated Debt and will hold in trust for Lender and pay over to Lender in the form received, to be applied against the Senior Debt as determined by Lender, any and all money, dividends or other assets received in any such proceedings on account of the Subordinated Debt, unless and until the Senior Debt has been paid in full in cash and any commitment to make advances has been terminated. Lender may, as attorney-in-fact for Noteholder, take such action (in Lender’s discretion but without any duty or obligation to do so) on behalf of Noteholder and Noteholder hereby irrevocably appoints Lender as attorney-in-fact for Noteholder, to demand, sue for, collect, and receive any and all such money, dividends or other assets and to file any claim, proof of claim or other instrument of similar character and to take such other proceedings in Lender’s name or in the name of Noteholder as Lender may deem necessary or advisable for the enforcement of this Agreement. Noteholder will execute and deliver to Lender such other and further powers of attorney or other instruments as Lender may request in order to accomplish the foregoing.

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8. Subject at all time to the terms of this Agreement, Lender may, at any time and from time to time, without the consent of or notice to Noteholder, without incurring responsibility to Noteholder and without impairing or releasing any of Lender’s rights, or any of the obligations of Noteholder hereunder:

(a) Change the amount, manner, place or terms of payment or change or extend the time of payment of or increase, renew or alter the Senior Debt or any part thereof, waive nonperformance by Borrower of or amend, alter, supplement or replace the Financing Documents and/or the notes issued thereunder or agreements related thereto, in any manner or enter into or amend in any manner any other agreement relating to the Senior Debt or the Financing Documents; and

(b) Sell, exchange, release or otherwise enforce Lender’s rights against or deal with all or any part of any real or personal property at any time pledged or mortgaged to Lender, or in which Lender has been granted a security interest, by any party to secure or securing the Senior Debt, or any part thereof; and

(c) Release or compromise claims against Borrower or any other party liable in any manner for the payment or collection of the Senior Debt; and

(d) Exercise or refrain from exercising any rights against Borrower or others (including Noteholder) or exercise rights against Borrower, its property or any other party at any time and in any order.

9. Noteholder will advise each future holder of all or any part of the Subordinated Debt that the Subordinated Debt is subordinated to the Senior Debt in the manner and to the extent provided herein. Noteholder represents that no part of the Subordinated Debt or any instrument evidencing the same has been transferred or assigned and Noteholder will not transfer or assign, except to Lender, any part of the Subordinated Debt or any instrument evidencing the same while any Senior Debt remain outstanding, unless such transfer or assignment is made expressly subject to this Agreement.

10. If Noteholder violates any of the terms of this Agreement, in addition to any remedies at law, in equity or otherwise, Lender may restrain such violation in any court of law or equity and may interpose this Agreement as a defense in any action by Noteholder.

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11. This Agreement is solely for the benefit of Lender, and its personal representatives, successors and assigns, and neither Borrower nor any other person or entities are intended to be third party beneficiaries hereunder or to have any right, benefit, priority or interest under, or because of the existence of, or to have any right to enforce, this Agreement.

12. This Agreement contains the entire agreement between the parties regarding the subject matter hereof and may only be amended, revised, restated, supplemented or modified by written instrument executed by Borrower, Lender, and Noteholder.

13. Noteholder represents and warrants that Noteholder has the power, capacity and authority to enter into this Agreement and that neither the execution or delivery of this Agreement nor fulfillment of nor compliance with the terms and provisions hereof will conflict with, or result in a breach of the terms, conditions, or provisions of or constitute a default under any agreement or instrument to which Noteholder or any of its assets is now subject.

14. This Agreement may be assigned by Lender in connection with any assignment or transfer of any portion of the Senior Debt.

15. When all of the Obligations of Borrower under the Financing Documents are fully paid, this Agreement shall be terminated.

16. This Agreement shall be binding upon Noteholder, his, her, or its, heirs, personal representatives, successors and assigns. Upon the reasonable request of any successor or assignee of Lender, or of any financial institution replacing the Senior Debt, Noteholder shall execute a substantially similar subordination of the Subordinated Debt.

17. THIS AGREEMENT SHALL IN ALL RESPECTS BE INTERPRETED, CONSTRUED AND GOVERNED BY THE SUBSTANTIVE LAWS OF THE STATE OF MARYLAND. NOTEHOLDER (i) SUBMITS TO THE JURISDICTION OF THE COURTS OF THE STATE OF MARYLAND FOR THE PURPOSES OF RESOLVING ANY CONTROVERSY RELATING HERETO AND (ii) TOGETHER WITH LENDER, WAIVE THE RIGHT TO A JURY TRIAL FOR THE PURPOSE OF RESOLVING ANY CONTROVERSY HEREUNDER OR ENFORCING OR DEFENDING ANY RIGHT TO CLAIM HEREUNDER OR IN CONNECTION HEREWITH.

18. For the purposes of this Agreement, written notices shall be sent by United States first class certified mail, return receipt requested, postage prepaid, addressed to the notified party at its address set forth below its signature line or such other address specified by the party with like notice, and shall be deemed received three (3) Business Days after deposit in the United States mail, on the first Business Day after transmittal by nationally recognized overnight courier or on the day of transmittal by personal delivery, facsimile, telex, cable or other electronic communication device capable of providing a written record.

19. Noteholder shall not be subrogated to, or be entitled to any assignment of any Senior Debt or Subordinated Debt or of any collateral or guarantees or evidence of any thereof. Noteholder hereby waives any and all rights to have any collateral or any part thereof marshaled upon any foreclosure or other disposition of such collateral by Lender or Borrower.

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20. This Agreement may be executed in one or more counterparts, each one of which when so executed shall be deemed to be an original, and all of which taken together shall constitute one and the same agreement.

[SIGNATURES ON THE FOLLOWING PAGE]

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IN WITNESS WHEREOF, the parties have caused this Agreement to be executed under seal on the day and year first above written.

FEDERAL NATIONAL PAYABLES, INC.

By:	/s/ William Seibold
William Seibold
Chief Credit Officer

SUPERIOR DRILLING PRODUCTS, INC.

By:	/s/ Troy Meier
Troy Meier, President

Address:	1583 South 1700 East
Vernal, UT 84078

SUPERIOR DRILLING SOLUTIONS, LLC

By:	/s/ Troy Meier
Troy Meier, President

Address:	1583 South 1700 East
Vernal, UT 84078

HARDROCK SOLUTIONS, LLC

By:	/s/ Troy Meier
Troy Meier, President

Address:	1583 South 1700 East
Vernal, UT 84078

EXTREME TECHNOLOGIES, LLC

By:	/s/ Troy Meier
Troy Meier, President

Address:	1583 South 1700 East
Vernal, UT 84078

NOTEHOLDER
Meier Management Company LLC

By:	/s/ Annette Meier
Annette Meier, Manager

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